UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement.

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

☐	Definitive Proxy Statement.

☐	Definitive Additional Materials.

☒	Soliciting Material Pursuant to §240.14a-12.

COMMSCOPE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(6)	Amount Previously Paid:

(7)	Form, Schedule or Registration Statement No.:

(8)	Filing Party:

(9)	Date Filed:

This filing consists of a press release issued by CommScope, Inc. on December 6, 2010.

Additional Information and Where to Find It

In connection with the proposed merger of CommScope, Inc. (the “Company”) with Cedar I Merger Sub, Inc., a wholly owned subsidiary of Cedar I Holding Company, Inc., the Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on November 12, 2010. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents (when available) by directing a request by mail or telephone to CommScope, Inc., Attn: Secretary, 1100 CommScope Place SE, Hickory, North Carolina 28602, telephone: (828) 324-2200, or from the Company’s website, http://www.commscope.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the preliminary proxy statement filed with the SEC on November 12, 2010, the definitive proxy statement (when available) and other relevant documents regarding the proposed merger, when filed with the SEC.

****

News Release: For Immediate Release

CommScope Announces End of “Go-Shop” Period

HICKORY, NC, December 6, 2010 – CommScope, Inc. (NYSE: CTV), a global leader in infrastructure solutions for communications networks, today announced the expiration of the 40 day “go-shop” period pursuant to the terms of the previously announced merger agreement, entered into on October 26, 2010, by CommScope and global alternative asset manager The Carlyle Group.

Under the merger agreement, CommScope had the right to solicit superior proposals from third parties for a period of 40 calendar days continuing through December 5, 2010. The company noted that it did not receive any alternative acquisition proposals during the “go-shop” period.

Under terms of the merger agreement between CommScope and Carlyle, funds affiliated with Carlyle will acquire all outstanding shares of CommScope common stock for $31.50 per share in cash. CommScope expects to file shortly with the Securities and Exchange Commission definitive proxy materials related to the special meeting of CommScope stockholders to vote on and approve the proposed merger with an affiliate of Carlyle.

As previously announced, CommScope was granted early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, in connection with the proposed merger with an affiliate of Carlyle. The transaction remains subject to antitrust clearance in certain foreign jurisdictions and approval of CommScope stockholders, as well as other customary closing conditions, and is expected to close in the first quarter of 2011.

Allen & Company LLC is serving as financial advisor and Gibson, Dunn & Crutcher LLP is serving as legal advisor to CommScope in connection with the transaction.

–END–

About CommScope

CommScope, Inc. (NYSE: CTV; www.commscope.com) provides essential infrastructure that makes communication possible. We empower people to connect and communicate seamlessly where, when, and how they choose. Our solutions and services for wired and wireless networks enable high-bandwidth data, video, and voice applications everywhere – at home, at work, and on the go. Through every wave of technology, CommScope helps the world connect and evolve. Backed by numerous respected brands such as Andrew®, SYSTIMAX® and Uniprise®, CommScope supports customers in more than 100 countries around the world through its focus on integrity, ethics, quality and technical innovation.

About The Carlyle Group

The Carlyle Group is a global alternative asset manager with $97.7 billion of assets under management committed to 78 funds as of September 30, 2010. Carlyle invests across three asset classes - private equity, real estate and credit alternatives - in Africa, Asia, Australia, Europe, North America and South America focusing on aerospace & defense, automotive & transportation, consumer & retail, energy & power, financial services, healthcare, industrial, infrastructure, technology & business services and telecommunications & media. Since 1987, the firm has invested $64.7 billion of equity in 1015 transactions. The Carlyle Group employs more than 900 people in 19 countries. As of June 30, 2009, in the aggregate, Carlyle portfolio companies have more than $84 billion in revenue and employ more than 398,000 people around the world. Web: www.carlyle.com; Case Studies: www.carlylegroupcreatesvalue.com; Video: www.youtube.com/OneCarlyle

Forward Looking Statements

This press release includes forward-looking statements that are based on information currently available to management, management’s beliefs, as well as on a number of assumptions concerning future events. Forward-looking statements are not a guarantee of performance and are subject to a number of uncertainties and other factors, which could cause the actual results to differ materially from those currently expected. For a more detailed description of the factors that could cause such a difference, please see CommScope’s filings with the Securities and Exchange Commission. In providing forward-looking statements, the company does not intend, and is not undertaking any obligation or duty, to update these statements as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed merger of CommScope, Inc. (the “Company”) with Cedar I Merger Sub, Inc., a wholly owned subsidiary of Cedar I Holding Company, Inc., the Company filed a preliminary proxy statement with the Securities and Exchange Commission (“SEC”) on November 12, 2010. When completed, a definitive proxy statement and a form of proxy will be mailed to the stockholders of the Company. THE COMPANY’S SECURITY HOLDERS ARE URGED TO READ THE PRELIMINARY PROXY STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s stockholders will be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. The Company’s stockholders will also be able to obtain, without charge, a copy of the preliminary proxy statement, the definitive proxy statement (when available) and other relevant documents (when available) by directing a request by mail or telephone to CommScope, Inc., Attn: Secretary, 1100 CommScope Place SE, Hickory, North Carolina 28602, telephone: (828) 324-2200, or from the Company’s website, http://www.commscope.com.

The Company and its directors and officers may be deemed to be participants in the solicitation of proxies from the Company’s stockholders with respect to the proposed merger. Information about the Company’s directors and executive officers and their ownership of the Company’s common stock is set forth in the proxy statement for the Company’s Annual Meeting of Stockholders, which was filed with the SEC on March 19, 2010. Stockholders may obtain additional information regarding the interests of the Company and its directors and executive officers in the proposed merger, which may be different than those of the Company’s stockholders generally, by reading the preliminary proxy statement filed with the SEC on November 12, 2010, the definitive proxy statement (when available) and other relevant documents regarding the proposed merger, when filed with the SEC.

Investor Contact:

Phil Armstrong, CommScope

+1 828-323-4848

Mark Huegerich, CommScope

+1 828-431-2540

News Media Contact:

Rick Aspan, CommScope

+1 708-236-6568 or publicrelations@commscope.com

Matthew Sherman or James Golden

Joele Frank, Wilkinson Brimmer Katcher

+1 212-355-4449